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                                                                   EXHIBIT 10.16
                                                                   -------------
                               VOTING AGREEMENT
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     AGREEMENT dated as of March 15, 1996, among Peritus Software Services,
Inc., a Massachusetts corporation (the "Company") and the persons listed as Purchasers in the signature pages hereto (collectively, the "Purchasers" and individually, a "Purchaser").

     WHEREAS, on the date hereof the Purchasers are purchasing from the Company shares of its Series A Convertible Preferred Stock (the "Series A Preferred") and shares of its Class A Common Stock pursuant to the terms of a Series A Convertible Preferred Stock and Class A Common Stock Purchase Agreement dated the date hereof between the Company, and the Purchasers and certain other parties (the "Purchase Agreement"); and

     WHEREAS, the Purchasers wish to make certain provisions for the voting of their Shares (as defined below); and

     WHEREAS, the purchases by the Purchasers will benefit the Company; and

     WHEREAS, it is a condition to the obligations of the Purchasers under the Purchase Agreement that this Agreement be executed by the parties hereto, and the parties are willing to execute this Agreement and to be bound by the provisions hereof;

     NOW, THEREFORE, in consideration of the premises, the agreements set forth below, and the parties' desire to further the interests of the Company and its present and future Purchasers, the parties agree as follows:

     1.   Definition.  As used in this Agreement, the term "Shares" means all
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shares of Series A Preferred (i) now or hereafter owned (either beneficially or of record) by a Purchaser, and (ii) which a Purchaser does not own (either beneficially or of record) but as to which it now or hereafter has the right to exercise voting control.

     2.   Designation of Nominees.  Each of Matrix Partners IV, L.P. and
          -----------------------
Greylock Equity Limited Partnership (together, the "Nominating Purchasers" and individually, a "Nominating Purchaser") shall have the right to designate a nominee for election as one of the directors of the Company who shall be elected solely by the holders of the Series A Preferred, voting separately as a series (together, the "Nominees" and individually, a "Nominee"). At least 10 days prior to any meeting (or written action in lieu of a meeting) of Purchasers of the Company at or by which directors are to be elected by the holders of Series A Preferred, voting separately as a series, each Nominating Purchaser shall notify the other Purchasers in writing of the Nominee designated by such Nominating Purchaser for election as a director. In the absence of any such notification, it shall be presumed that the Nominating Purchaser's then incumbent Nominee has been redesignated as its Nominee. The initial Nominees of Matrix Partners IV, L.P. and Greylock Equity Limited Partnership are W. Michael Humphreys and Henry F. McCance, respectively.
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     3.   Election of Directors.  At each meeting (or written action in lieu of
          ---------------------
a meeting) of Purchasers of the Company at or by which directors are to be elected by the holders of the Series A Preferred, voting separately as a series, each Purchaser shall vote all of its Shares to elect, as directors of the Company, the Nominees designated in the manner provided in Section 2.

     4.   Successor Directors.  If a Nominee shall cease to serve as a director
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for any reason, the Nominating Purchaser which designated such Nominee shall have the right to designate a successor Nominee and each of the other Purchasers shall use its best efforts to ensure that such successor Nominee is duly elected as a director. If a Nominating Purchaser notifies the other Purchasers that it desires to remove its Nominee as a director, each of the other Purchasers shall use its best efforts to ensure that such Nominee is duly removed as a director. If a Nominating Purchaser notifies the Company that it desires to remove its Nominee as a director and/or designate a successor Nominee, the Company shall, at the request of such Nominating Purchaser, use its best efforts to ensure that a meeting of Purchasers of the Company is promptly called for such purpose.

     5.   Term.  This Agreement shall continue until the earlier of (i) such
          ----
time as either Nominating Purchaser no longer holds at least 476,000 shares of Series A Preferred or (ii) the tenth anniversary of the date of this Agreement.

     6.   Specific Enforcement.  Each Purchaser and the Company expressly agrees
          --------------------
that the Purchaser will be irreparably damaged if this Agreement is not specifically enforced. Upon a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by a Purchaser or the Company, the other Purchasers shall, in addition to all other remedies, be entitled to a temporary or permanent injunction, without showing any actual damage, and/or a decree for specific performance, in accordance with the provisions hereof.

     7.   Legend.  Each certificate evidencing Shares shall bear a legend
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substantially as follows:

        "The shares represented by this certificate are subject to the terms and conditions of a certain Voting Agreement dated as of March 15, 1996, a copy of which the Company will furnish to the holder of this certificate upon request and without charge."

     8.   Notices.  All notices or other communications given hereunder shall be
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in writing and shall be deemed effective upon delivery at the address of the party to be notified and shall be mailed by certified or registered mail, return receipt requested, delivered by courier, telecopied, or sent by other facsimile method (notices by telecopy or facsimile must be confirmed by next day courier delivery to be effective), addressed to such address specified in the Purchase Agreement, or such other address as the addressee may provide the other parties of in writing.such address as such party may notify the other parties of in writing.

     9.   Entire Agreement and Amendments.  This Agreement constitutes the
          -------------------------------
entire agreement of the parties with respect to the subject matter hereof and neither this Agreement nor any provision hereof may be waived, modified, amended or terminated except by a written
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agreement signed by the Company, each of the Nominating Purchasers, and Purchasers owning at least two-thirds of the Shares owned by all Purchasers.

     10.  Governing Law; Successors and Assigns.  This Agreement shall be
          -------------------------------------
governed by the laws of the Commonwealth of Massachusetts and shall bind and inure to the benefit of the heirs, personal representatives, executors, administrators, successors and assigns of the parties. Without limiting the generality of the foregoing, all covenants and agreements of the Purchasers shall bind any and all subsequent holders of their Shares, and the Company agrees that it shall not transfer on its records any such Shares unless (i) the transferor Purchaser shall have first delivered to the Company and the other Purchasers the written agreement of the transferee to be bound by this Agreement to the same extent as if such transferee had originally been a Purchaser hereunder and (ii) the certificate or certificates evidencing the Shares so transferred bear the legend specified in Section 7.

     11.  Captions.  Captions are for convenience only and are not deemed to be
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part of this Agreement.

     12.  Counterparts.  This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                       COMPANY:

                       PERITUS SOFTWARE SERVICES, INC.

                       By: /s/ Dominic K. Chan
                          ----------------------------------------

                       Title:
                             -------------------------------------

                       Address: 304 Concord Road
                                Billerica, MA 01821


                       PURCHASERS:


                       MATRIX PARTNERS IV, L.P.


                       By: /s/ W. Michael Humphreys
                          ----------------------------------------
                       Name:  W. Michael Humphreys
                       Title: General Partner of Matrix IV Management Co., L.P.,
                              the General Partner of Matrix Partners IV, L.P.


                       MATRIX IV ENTREPRENEURS FUND, L.P.


                       By: /s/ W. Michael Humphreys
                          ----------------------------------------
                       Name: W. Michael Humphreys
                       Title: General Partner of Matrix IV Management Co., L.P.,
                              the General Partner of Matrix IV Entrepreneurs Fund, L.P.


                       GREYLOCK EQUITY LIMITED PARTNERSHIP

                       By: Greylock Equity GP Limited Partnership


                       By: /s/ Henry McCance
                          ----------------------------------------
                            General Partner
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                       MASSACHUSETTS CAPITAL RESOURCE COMPANY


                       By:/s/Ben Bailey III
                          ----------------------------------------

                       Title:
                             -------------------------------------